UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2007

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 353-1310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 11, 2007, Wolverine Tube, Inc. (the “Company”) filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission to report that the Company would delay the filing of its Quarterly Report on Form 10-Q for the period ended April 1, 2007 (the “Form 10-Q”). As noted in the Form 12b-25, on February 16, 2007, the Company completed the initial phase of a recapitalization program with a $50 million private placement of Series A Convertible Preferred Stock (the “Preferred Stock”) with The Alpine Group and Plainfield Special Situations Master Fund Limited, and the Company was required to obtain assistance from a third party valuation expert to properly account for this transaction. As of May 11, 2007, the original filing deadline for the Form 10-Q, this valuation had not been completed, and as a result the Company was not able to properly record the transaction and the Company’s independent registered public accounting firm was not able to complete its review of the Form 10-Q. At this time, the Company’s valuation and accounting for the Preferred Stock transaction has not been completed and its independent registered public accounting firm has not yet concluded its review of the Form 10-Q. The Company and its independent registered public accounting firm are currently working to complete the review of the Form 10-Q as soon as reasonably practicable.

The Company does not believe that the resolution of this item will adversely affect or change operating income, operating cash flow or earnings before interest, taxes, depreciation and amortization previously reported by the Company for the quarter ended April 1, 2007.

* * * * * * *

This report includes forward-looking statements regarding the preparation and filing of the Company’s Form 10-Q for the quarter ended April 1, 2007 and related matters. These forward-looking statements reflect current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, delays or difficulties of the Company’s independent registered public accounting firm in completing its review of the Form 10-Q within the expected timeframe, and the impact of any additional review, analysis or other actions that may be required of the Company or its third party valuation expert in connection with preparing and filing the Form 10-Q. A discussion of other risks and uncertainties can be found in the Company’s most recent Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 30, 2007

WOLVERINE TUBE, INC.

By:	/S/ JAMES E. DEASON
James E. Deason
Senior Vice President,
Chief Financial Officer
and Secretary